UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2014
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
333 Clay Street, Suite 2400
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2014, Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”), and OTLP GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into the Seventh Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with Enterprise Products Company (“EPCO”), EPCO Holdings, Inc., Enterprise Products Holdings LLC, Enterprise Products Partners L.P. (“EPD”), Enterprise Products Operating LLC and Enterprise Products OLPGP, Inc. The Administrative Services Agreement is effective as of October 1, 2014.
As a result of the change of control of the General Partner, pursuant to the Contribution and Purchase Agreement dated as of October 1, 2014 between EPD, Oiltanking Holding Americas, Inc. (“OTA”) and OTB Holdco, LLC, pursuant to which, EPD purchased 100% of the equity interests in the General Partner and common units and subordinated units in the Partnership (the “Transaction”), the prior services agreement with Oiltanking North America LLC (“OTNA”) terminated in accordance with its terms. After giving effect to the Transaction, all of our management, administrative and operating functions are being performed by employees of EPCO or other service providers (including OTNA during a transition period pursuant to a transition services agreement with EPCO).
The Administrative Services Agreement provides that EPCO or its affiliates will provide certain selling, general and administrative services and management and operating services to the General Partner, the Partnership and its subsidiaries (the “Partnership Group”) as may be necessary to manage and operate the Partnership Group’s business, properties and assets (all in accordance with prudent industry practices). The Partnership will be required to reimburse EPCO for its services in an amount equal to the sum of all costs and expenses incurred by EPCO which are directly or indirectly related to the Partnership Group’s business or activities (including expenses reasonably allocated to the Partnership by EPCO). In addition, the Partnership has agreed to pay all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time with respect to the services provided to the Partnership by EPCO. EPCO will allow the Partnership Group to participate as a named insured in its overall insurance program, with the associated premiums and other costs being allocated to the Partnership.
Also on October 17, 2014, but effective as of October 1, 2014, the Partnership entered into the Tax Sharing Agreement (the “Tax Sharing Agreement”) with EPD in connection with the Transaction. The Tax Sharing Agreement provides for the allocation among EPD and its affiliates on the one hand, and the Partnership and its subsidiaries on the other hand, of all responsibilities, liabilities and benefits relating to any tax for which a combined return is filed for a taxable period on or after October 1, 2014. The Tax Sharing Agreement amended certain party and affiliate group terms under the prior tax sharing agreement assigned by OTA to EPD in connection with the Transaction. The amount of any such reimbursement is limited to the tax that the Partnership (and its subsidiaries) would have paid had the Partnership not been included in a combined group with EPD. EPD may use its tax attributes to cause its combined or consolidated group, of which the Partnership may be a member for this purpose, to owe no tax. However, the Partnership will nevertheless reimburse EPD for the tax the Partnership would have owed had the attributes not been available or used for the Partnership’s benefit, even though EPD had no cash expense for that period.
The foregoing descriptions of the Administrative Services Agreement and the Tax Sharing Agreement are only summaries, do not purport to be complete, and are qualified in their entirety by reference to each agreement, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Seventh Amended and Restated Administrative Services Agreement by and among Enterprise Products Company, EPCO Holdings, Inc., Enterprise Products Holdings LLC, Enterprise Products Partners L.P., Enterprise Products Operating LLC, Enterprise Products OLPGP, Inc., OTLP GP, LLC and Oiltanking Partners, L.P. dated as of October 17, 2014, but effective as of October 1, 2014.

10.2	Tax Sharing Agreement by and among Enterprise Products Partners L.P. and Oiltanking Partners, L.P. dated as of October 17, 2014, but effective as of October 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	October 22, 2014	By:	/s/ Donna Y. Hymel
			Name:	Donna Y. Hymel
			Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1
Seventh Amended and Restated Administrative Services Agreement by and among Enterprise Products Company, EPCO Holdings, Inc., Enterprise Products Holdings LLC, Enterprise Products Partners L.P., Enterprise Products Operating LLC, Enterprise Products OLPGP, Inc., OTLP GP, LLC and Oiltanking Partners, L.P. dated as of October 17, 2014, but effective as of October 1, 2014.

10.2	Tax Sharing Agreement by and among Enterprise Products Partners L.P. and Oiltanking Partners, L.P. dated as of October 17, 2014, but effective as of October 1, 2014.